EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement on Form S-8 of Noxso Corporation ("Company") of our report dated June 19, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company's emergence from a bankruptcy proceeding and the existence of substantial doubt as to the Company's ability to continue as a going concern) with respect to the statement of operations, stockholders' deficit, and cash flows for the year ended March 31, 2002.

/s/ Baier & Williams, LLP

February 24, 2004